                                THIRD AMENDMENT
                              AND MODIFICATION TO
                             AMENDED AND RESTATED
                               CREDIT AGREEMENT

          THIRD AMENDMENT AND MODIFICATION (this "Amendment"), dated as of November 19, 2001, among HOST MARRIOTT CORPORATION, a Maryland corporation ("Holdings"), HOST MARRIOTT, L.P., a Delaware limited partnership (the "Borrower"), the lenders party to the Credit Agreement referred to below (the "Banks"), and BANKERS TRUST COMPANY, as Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement are used herein as so defined.

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, Holdings, the Borrower, the Banks and the Administrative Agent are parties to an Amended and Restated Credit Agreement, dated as of June 19, 1997, as amended and restated as of August 5, 1998, and as further amended and restated as of May 31, 2000 (as further amended, modified or supplemented through, but not including, the date hereof, the "Credit Agreement"); and

          WHEREAS, Holdings and the Borrower have requested that the Banks amend and/or modify certain provisions of the Credit Agreement and the Banks have agreed to amend and/or modify such provisions, in each case on the terms and conditions provided herein;

          NOW, THEREFORE, subject to the terms and conditions set forth below, it is agreed:

          1. Notwithstanding anything to the contrary contained in the Credit Agreement, for the period from September 19, 2001 through and including August 15, 2002, the Borrower shall not be permitted to incur (or request to incur) any additional Revolving Loans; provided, however, that the Borrower shall be
                            --------  -------
permitted to incur (and may request the incurrence of) (i) up to an additional $50,000,000 of Revolving Loans in the aggregate only during the Borrower's fiscal quarter ending closest to March 31, 2002, (ii) up to an additional $25,000,000 of Revolving Loans in the aggregate only during the Borrower's fiscal quarter ending closest to June 30, 2002 but only so long as no Revolving Loans have been incurred pursuant to preceding clause (i) or, if any such Revolving Loans have been so incurred, so long as same have theretofore been repaid in full, and (iii) to the extent that any Revolving Loans have been incurred pursuant to preceding clause (i) and remain outstanding, up to an aggregate amount of Revolving Loans only during the Borrower's fiscal quarter ending closest to June 30, 2002 equal to the difference (but only if positive) between $25,000,000 and the aggregate principal amount of Revolving Loans incurred pursuant to preceding clause (i) and which remain outstanding at the time of any incurrence pursuant to this clause (iii); provided, further, that
                                                      --------  -------
Revolving Loans may be incurred as otherwise permitted by this Section 1 only so long as (A) all conditions to the incurrence thereof pursuant to Sections 5.02 and 5.03 of the Credit Agreement have been satisfied and (B) an Authorized Financial Officer of the Borrower certifies to the Administrative Agent and each of the Banks (x) in writing (and shows the calculations therefor in reasonable detail) that the Borrower would have been in pro forma compliance with the financial covenants contained in Sections 8.08,
--- -----
8.10, 8.11 and 8.12 of the Credit Agreement (as amended by this Amendment) for the Test Period then most recently ended calculated on a Pro Forma Basis as if
                                                         --- -----
such Revolving Loans had been incurred on the first day of, and had remained outstanding throughout, such Test Period, and (y) in writing that, based on reasonable projections at the time that such Revolving Loans are incurred, the Leverage Ratio at the end of the fiscal quarter in which the Revolving Loans are so incurred shall not be greater than 7.25:1.00.

          2. Section 1.14(a) of the Credit Agreement is hereby amended by inserting the words "after August 15, 2002 and" immediately following the words "the Borrower shall have the right at any time and from time to time" appearing therein.

          3. Notwithstanding anything to the contrary contained in Section 3.02(c) of the Credit Agreement, an amount equal to 100% of the Net Sale Proceeds received by Holdings or any of its Subsidiaries from all Asset Sales effected on or after November 19, 2001 and on or prior to August 15, 2002 shall be applied within one Business Day of the receipt thereof as a mandatory repayment and/or commitment reduction in accordance with the requirements of
Section 6 of this Amendment; provided, however, that the Net Sale Proceeds from
                             --------  -------
the sale of the Borrower's Marriott Hotel located in Vail, Colorado shall not be required to be so applied as provided in such Section 6 so long as (i) no Specified Default or Event of Default then exists or would result therefrom and
(ii) such Net Sale Proceeds are not otherwise required to be used to repurchase (or to make an offer to repurchase) Senior Notes.

          4. Section 3.02(d) of the Credit Agreement is hereby amended by (a) inserting the text "(i) the Casualty Event occurring in September 2001 at the World Trade Center Marriott in New York, New York and the Financial Center Marriott in New York, New York or (ii)" in the first parenthetical thereof immediately after the words "other than" and (b) inserting the following new text at the end of such Section 3.02(d):

     "Promptly upon receipt by the Borrower or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds in respect of the Casualty Event occurring in September 2001 at the World Trade Center Marriott in New York, New York (the "WTC Insurance Proceeds") or the Financial Center Marriott in New York, New York (the "FC Insurance Proceeds"), an amount equal to (i) 100% of the WTC Insurance Proceeds shall be deposited into a segregated account (the "Segregated WTC Account") and (ii) 100% of the FC Insurance Proceeds shall be deposited into a separate segregated account (the "Segregated FC Account"). Each of the Segregated WTC Account and the Segregated FC Account shall be controlled by the Borrower (or, if required, the ground lessor of the respective Hotel Property) and shall include only the WTC Insurance Proceeds or the FC Insurance Proceeds, as applicable, and shall not be commingled with any other funds of the Borrower or any of its Subsidiaries. The WTC Insurance Proceeds shall not be withdrawn from the Segregated WTC Account until such time as (i) the Borrower determines that the WTC Insurance Proceeds will not be applied to replace the World Trade

     Center Marriott, in which case 100% of the WTC Insurance Proceeds remaining on deposit in the Segregated WTC Account shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 3.02(e) or (ii) the Borrower determines that the WTC Insurance Proceeds will be applied to replace (consistent with the terms of the then applicable insurance, loan documents, ground lease documents and management agreements) the World Trade Center Marriott, in which case (x) the WTC Insurance Proceeds shall be applied solely for the purpose of such replacement and (y) upon the completion of such replacement, any WTC Insurance Proceeds remaining on deposit in the Segregated WTC Account and not otherwise required to fund such replacement shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 3.02(e). The FC Insurance Proceeds shall not be withdrawn from the Segregated FC Account for any purpose other than to make expenditures to restore (consistent with the terms of the then applicable insurance, loan documents, ground lease documents and management agreements) the Financial Center Marriott. Upon the completion of such restoration, 100% of the FC Insurance Proceeds remaining on deposit in the Segregated FC Account and not otherwise required to fund such restoration shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 3.02(e). Notwithstanding anything to the contrary in this Section 3.02(d), the Borrower shall be entitled at any time (including, without limitation, at the time that any funds become required under this Section 3.02(d) to be applied in accordance with Section 3.02(e)) to withdraw amounts on deposit in the Segregated WTC Account and the Segregated FC Account (to the extent permitted by the terms of the applicable insurance, loan documents, ground lease documents and management agreements) for the purpose of funding any contractual obligations described in clauses (i) through (vi) of the definition of "Net Insurance/Condemnation Proceeds" that were not previously taken into account in calculating the WTC Insurance Proceeds or the FC Insurance Proceeds required to be deposited pursuant to this Section 3.02(d) into the Segregated WTC Account or the Segregated FC Account, as applicable."

          5. In addition to any other mandatory repayments or commitment reductions otherwise required pursuant to Section 3.02 of the Credit Agreement, the Borrower hereby agrees that, within five Business Days after each date on or after November 19, 2001 and on or prior to August 15, 2002 upon which Holdings or the Borrower receives any cash proceeds from any capital contribution or any sale or issuance of its equity (other than cash proceeds received from the issuance by Holdings or the Borrower of shares of its equity (including as a result of the exercise of any options with regard thereto), or options to purchase shares of its equity, in either case to officers, directors and employees of Holdings and its Subsidiaries), the Borrower shall apply an amount equal to 100% of the Net Equity Proceeds from such capital contribution or sale or issuance of equity as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 6 of this Amendment.

          6. Notwithstanding anything to the contrary contained in Section 3.02(e) of the Credit Agreement, for the period from November 19, 2001 through and including August 15, 2002, all mandatory repayments and/or commitment reductions otherwise required to be applied in accordance with such Section 3.02(e) instead shall be applied (i) first, to the repayment of the outstanding principal amount of the Term Loans and (ii) second, to the extent in excess of the amount required to be applied pursuant to preceding clause (i), to the prepayment of the outstanding principal amount of Revolving Loans (with no corresponding reduction to the Total Revolving Loan Commitment).

          7. Section 6.05(a) of the Credit Agreement is hereby amended by deleting the last sentence thereof and inserting the following new sentence in lieu thereof:

          "Except as, and to the extent, disclosed in the Borrower's Form 10-Q filed with the SEC in October 2001, since December 31, 1999, nothing has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect."

          8. Section 7.01(d) of the Credit Agreement is hereby amended by (i) inserting the text "7.19 (to the extent applicable)," immediately after the word "Sections" appearing in clause (x) thereof and (ii) inserting the following parenthetical immediately after the words "as the case may be" appearing in such clause (x):

          "(it being understood that, in any event, such officer's certificate shall set forth in reasonable detail the calculations required to establish the Consolidated Fixed Charge Coverage Ratio for the relevant Test Period whether or not Section 8.09 is applicable for such Test Period)".

          9. Section 7.01 of the Credit Agreement is hereby further amended by inserting the following new clauses (j) and (k) at the end thereof:

          "(j) Within 10 days after the end of each four week accounting period in each fiscal year of the Borrower (commencing with the first four week accounting period ending following November 19, 2001), four week statements for comparable Hotel Properties operated by Marriott International under the Marriott flag (on a consolidated basis) in respect of which the Borrower shall have received such information from the respective management company of such Hotel Properties, including average daily rates, occupancy rates and revenue per available room, in each case for such four week accounting period and setting forth comparative figures for the corresponding fiscal periods in the prior fiscal year.

          (k) Within 30 days after the end of each four week accounting period in each fiscal year of the Borrower (commencing with the first four week accounting period ending following November 19, 2001), statements for Hotel Properties (on a consolidated basis) in respect of which the Borrower shall have received reports from the respective management company of such Hotel Properties, including

     "EBITDA" for such Hotel Properties (determined on a basis consistent with the definition of Consolidated EBITDA hereunder, but excluding any amounts not directly attributable to such Hotel Properties), average daily rates, occupancy rates and revenue per available room, in each case for such four week accounting period and for the elapsed portion of the fiscal year ended with the last day of such four week accounting period and setting forth comparative figures for the corresponding fiscal periods in the prior fiscal year."

          10. Section 7 of the Credit Agreement is hereby further amended by inserting the following new Section 7.19 at the end thereof:

          "7.19  Unrestricted Cash and Cash Equivalents.  The Borrower and its
                 --------------------------------------
     Subsidiaries shall have as of the last day of the Borrower's fiscal quarters ending closest to each of December 31, 2001, March 31, 2002 and June 30, 2002, on a consolidated basis, not less than $25,000,000 of unrestricted cash and Cash Equivalents (it being understood that, in any event, unrestricted cash and/or Cash Equivalents shall not include (i) until forfeited to, or otherwise entitled to be retained by, the Borrower or any of its Subsidiaries, tenant security and other restricted deposits or (ii) any amounts subject to any Lien in favor of any Person)."

          11. Notwithstanding anything to the contrary contained in Section 8.02(xiv) or (xv) of the Credit Agreement, on or prior to August 15, 2002, neither the Borrower nor any of its Subsidiaries may make any acquisitions otherwise permitted thereunder; provided, however, the Borrower or a Wholly-
                                --------  -------
Owned Subsidiary thereof may consummate an acquisition pursuant to such Section 8.02(xiv) or (xv) so long as (i) the only consideration paid in respect of any such acquisition consists solely of equity interests in Holdings or the Borrower otherwise permitted to be issued under the Credit Agreement, Acquired Indebtedness assumed as part of such acquisition and/or Indebtedness (other than Revolving Loans) created and/or incurred the proceeds of which are used solely to refinance any then existing Indebtedness of the property or Person so acquired, (ii) the ratio of (A) all Indebtedness to be assumed, created and/or incurred by the Borrower and/or its Subsidiaries as part of any such acquisition to (B) the "EBITDA" of the property or Person so acquired for the Test Period then most recently ended (with such "EBITDA" to be calculated on a basis consistent with the definition of "Consolidated EBITDA" contained in the Credit Agreement) does not exceed 3.50:1.00 and (iii) all other conditions set forth in such Section 8.02(xiv) or (xv), as applicable, also are satisfied in connection therewith.

          12. Notwithstanding anything to the contrary contained in Section 8.02(xvi) or (xvii) of the Credit Agreement, on or prior to August 15, 2002, neither the Borrower nor any other Subsidiary of Holdings may consummate a merger otherwise permitted thereunder to the extent that any cash consideration is paid to any third parties in connection therewith.

          13. Notwithstanding anything to the contrary contained in Section 8.03(iv) of the Credit Agreement, on or prior to August 15, 2002, the only Dividends permitted to be paid pursuant to such Section 8.03(iv) are (i) Dividends on common stock that are required to maintain (and in an amount not to exceed that amount required to maintain (taking into account all other Dividends theretofore or then being paid and/or declared)) Holdings' tax status as a real estate investment trust and to satisfy the distributions required to be made by Notice 88-19 under the Code (or Treasury regulations issued pursuant thereto) by reason of Holdings making the election provided for therein, so long as (x) such Dividends are declared and/or paid during the Borrower's fiscal quarter ending closest to December 31, 2001 and (y) such Dividends are otherwise permitted to be paid at such time pursuant to such
Section 8.03(iv), (ii) Dividends to the holders of any Qualified Preferred Stock as constituted (and with respect to those shares outstanding) on November 19, 2001, so long as (w) such Dividends are otherwise permitted to be paid at such time pursuant to such Section 8.03(iv), (x) the Leverage Ratio at the time of the declaration of such Dividends, and immediately after giving effect to, such Dividends (in each case calculated as if such Dividends were paid on the date of declaration) is no greater than 7.25:1.00 (or, if less, the ratio then required to be maintained under Section 8.11 of the Credit Agreement, as modified by this Agreement, so that no Default or Event of Default exists), (y) such Dividends are declared and/or paid on or before the last day of the Borrower's fiscal quarter ending closest to June 30, 2002, and (z) an Authorized Financial Officer of the Borrower certifies to the Administrative Agent and each of the Banks in writing that the conditions described in preceding clauses (w), (x) and (y) of this subclause (ii) are satisfied and, based on reasonable projections at the time that such Dividends are declared, the Leverage Ratio at the end of the fiscal quarter in which such Dividends are declared will be no greater than 7.25:1.00 (or, if less, the ratio required to be maintained at the end of such fiscal quarter under Section 8.11 of the Credit Agreement, as modified by this Amendment, so that no Default or Event of Default will exist), and (iii) Dividends to the holders of any common stock, so long as (v) such Dividends are otherwise permitted to be paid at such time pursuant to such Section 8.03(iv),
(w) such Dividends are, at the time declared (taking into account all other Dividends theretofore or then being declared during the fiscal quarter in which such Dividends are declared), in an amount not greater than one quarter of the minimum annual amount required (based on reasonable projections of taxable income for the fiscal year and taking into account all other Dividends theretofore or then being declared during such fiscal year) to maintain Holdings' tax status as a real estate investment trust and to satisfy the distributions required to be made by Notice 88-19 under the Code (or Treasury regulations issued pursuant thereto) by reason of Holdings making the election provided for therein, (x) the Leverage Ratio at the time of the declaration of such Dividends, and immediately after giving effect to, such Dividends (in each case calculated as if such Dividends were paid on the date of declaration) is less than 6.25:1.00 (or, if less, the ratio then required to be maintained under Section 8.11 of the Credit Agreement, as modified by this Amendment, so that no Default or Event of Default exists), (y) such Dividends are declared and/or paid after the Borrower's fiscal quarter ending closest to December 31, 2001 and on or before the last day of the Borrower's fiscal quarter ending closest to June 30, 2002, and (z) an Authorized Financial Officer of the Borrower certifies to the Administrative Agent and each of the Banks in writing that the conditions described in preceding clauses (v), (w), (x) and (y) of this subclause (iii) are satisfied and, based on reasonable projections at the time that such Dividends are declared, the Leverage Ratio at the end of the fiscal quarter in which such Dividends are declared will be less than 6.25:1.00 (or, if less, the ratio required to be maintained a the end of such fiscal quarter under Section 8.11 of the Credit Agreement, as modified by this Amendment, so that no Default or Event of Default will exist).

          14. Notwithstanding anything to the contrary contained in Section 8.03(v), (vii) or (viii) of the Credit Agreement, on or prior to August 15, 2002, no Dividends may be paid pursuant to any such Section; provided, however,
                                                             --------  -------
(i) Dividends may be paid pursuant to such Section 8.03(v) so long as (w) such Dividends are otherwise permitted to be paid at such time pursuant to such
Section 8.03(v), (x) either (A) the payment of such Dividends is required to enable Holdings to maintain (and in an amount not to exceed that amount required to maintain (taking into account all other Dividends theretofore or then being paid and/or declared)) Holdings' tax status as a real estate investment trust and to satisfy the distributions required to be made by Notice 88-19 under the Code (or Treasury regulations issued pursuant thereto) by reason of Holdings making the election provided for therein, provided that such Dividends are
                                          -------- ----
declared and/or paid during the Borrower's fiscal quarter ending closest to December 31, 2001, or (B) the Leverage Ratio at the time of the declaration of such Dividends, and immediately after giving effect to, such Dividends (in each case, calculated as if such Dividends were paid on the date of declaration) is no greater than 7.25:1.00 (or, if less, the ratio then required to be maintained under Section 8.11 of the Credit Agreement, as modified by this Amendment, so that no Default or Event of Default exists), (y) such Dividends are declared and/or paid on or before the last day of the Borrower's fiscal quarter ending closest to June 30, 2002, and (z) except for Dividends paid pursuant to clause
(x)(A) above, an Authorized Financial Officer of the Borrower certifies to the Administrative Agent and each of the Banks in writing that the conditions described in preceding clauses (w), (x) and (y) are satisfied and, based on reasonable projections at the time that such Dividends are paid, the Leverage Ratio at the end of the fiscal quarter in which such Dividends are paid will be no greater than 7.25:1.00 (or, if less, the ratio required to be maintained at the end of such fiscal quarter under Section 8.11 of the Credit Agreement, as modified by this Amendment, so that no Default or Event of Default will exist), and (ii) up to $1,000,000 of Dividends in the aggregate may be paid pursuant to such Section 8.03(vii) so long as such Dividends are otherwise permitted to be paid at such time pursuant to such Section 8.03(vii).

          15. Notwithstanding anything to the contrary contained in Section 8.04(vi) of the Credit Agreement, on or prior to August 15, 2002, neither the Borrower nor any of its Subsidiaries shall incur any additional Indebtedness pursuant to such Section 8.04(vi) except (i) pursuant to committed credit facilities (including this Agreement) existing on November 19, 2001, (ii) for refinancings of Secured Indebtedness or Subsidiary Indebtedness constituting Existing Indebtedness, (iii) for the Indebtedness assumed, created and/or incurred as part of any acquisition permitted by Section 11 of this Amendment and (iv) for other Indebtedness for borrowed money (and guaranties thereof by Subsidiary Guarantors) so long as 100% of the Net Debt Proceeds therefrom are applied on the date of receipt thereof as a mandatory repayment provided in
Section 6 of this Amendment (it being understood that nothing in this Section 15 shall prohibit an incurrence by the Borrower of Indebtedness for borrowed money issued under the Senior Note Indenture (and guaranties thereof by Subsidiary Guarantors) in an exchange offer in which one series of notes is exchanged for a new series of notes under such Senior Note Indenture and so long as (x) neither the aggregate principal amount of such Indebtedness nor the stated interest rate thereon is increased as a result of such exchange offer and (y) such exchange offer does not result in any cash proceeds), in each case to the extent that such additional Indebtedness is otherwise permitted to be incurred under such
Section 8.04(vi) at the time of the incurrence thereof.

          16. Notwithstanding anything to the contrary contained in Section 8.05(x), (xi) or (xiii) of the Credit Agreement, on or prior to August 15, 2002, neither Holdings, the Borrower nor any of their respective Subsidiaries may make any additional Investments otherwise permitted pursuant to any such Section;

provided, however, up to $1,000,000 of Investments in the aggregate may be made
--------  -------
pursuant to such Sections 8.05(x) and (xi) so long as such Investments are otherwise permitted to be made at such time pursuant to such Section 8.05(x) or
(xi), as applicable.

          17. Notwithstanding anything to the contrary contained in Section 8.05(xii) of the Credit Agreement, on or prior to August 15, 2002, neither the Borrower nor its Subsidiaries may make additional Investments pursuant to such
Section 8.05(xii); provided, however, that the Borrower and its Subsidiaries
                   --------  -------
(other than Taxable REIT Subsidiaries) may make additional Investments that are otherwise permitted pursuant to such Section 8.05(xii) so long as such additional Investments are permitted under one of the following categories: (i) up to $45,000,000 of Investments in the aggregate (excluding for purposes of such calculation any Investment which is paid as a Dividend from and after November 19, 2001 to the Person who made the Investment) may be made so long as
(A) such Investments are made in Subsidiaries of the Borrower (other than HMC Grand LLC or a Subsidiary thereof) that are not Subsidiary Guarantors, and (B) such Investments are made in the form of intercompany loans or equity contributions; (ii) up to $7,500,000 of Investments in the aggregate (excluding for purposes of such calculation any Investment which is paid as a Dividend from and after November 19, 2001 to the Person who made the Investment) may be made in any one or more Persons of which the Borrower owns, directly or indirectly, an equity interest in as of November 19, 2001 (other than a Subsidiary of Holdings or the Borrower, but including HMC Grand LLC or a Subsidiary thereof) so long as the amount of the Investment in any such Person does not exceed the debt service of such Person during the period from November 19, 2001 through August 15, 2002; or (iii) Investments in any Taxable REIT Subsidiary so long as such Investment is made (A) in the form of intercompany loans or equity contributions and (B) in order to (x) permit a Taxable REIT Subsidiary to pay obligations owed to (or on behalf of) the Borrower or its other Subsidiaries or
(y) to provide the minimum capital necessary to maintain the existence of a Taxable REIT Subsidiary, provided, however, to the extent that a rental payment funded by this clause (iii) is used by a Subsidiary of Holdings or the Borrower that is not a Subsidiary Guarantor to pay debt service to a third party lender, such Investment shall be subject to and counted towards the $45,000,000 limitation on Investments pursuant to clause (i) of this Section 17.

          18. Section 8.05 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (xii) thereof, (ii) deleting the period appearing at the end of clause (xiii) thereof and inserting "; and" in lieu thereof and (iii) inserting the following new clause (xiv) at the end thereof:

          "(xiv) Taxable REIT Subsidiaries may make Investments in other Taxable REIT Subsidiaries so long as such Investments are made (A) in the form of intercompany loans or equity contributions and (B) in order to (x) permit a Taxable REIT Subsidiary to pay obligations owed to (or on behalf of) the Borrower or its other Subsidiaries or (y) to provide the minimum capital necessary to maintain the existence of a Taxable REIT Subsidiary."

          19. Notwithstanding anything to the contrary contained in Section 8.07(ii) or (v) of the Credit Agreement, for the period from September 8, 2001 through and including August 15, 2002, (i) the aggregate amount of all Capital Expenditures made pursuant to such Section 8.07(ii) (A) for the period from September 8, 2001 through and including the last day of the Borrower's fiscal quarter ending closest to December 31, 2001, shall not exceed $85,000,000, (B) for the period from the beginning of the Borrower's fiscal quarter beginning closest to January 1, 2002 through and including the last day of the Borrower's fiscal quarter ending closest to March 31, 2002, shall not exceed an amount equal to 5.25% of the Gross Revenues from all such Hotel Properties and other high quality real estate for such period and (C) for the period from the beginning of the Borrower's fiscal quarter beginning closest to April 1, 2002 through and including August 15, 2002, shall not exceed an amount equal to 5% of the Gross Revenues from all such Hotel Properties and other high quality real estate for such period; provided, however, to the extent that Capital Expenditures not otherwise permitted under the immediately preceding clauses
(A), (B) or (C) are required during any such period on account of any emergency, Holdings and its Subsidiaries may make such additional emergency Capital Expenditures for the period from September 8, 2001 through and including August 15, 2002 in an aggregate amount not to exceed $5,000,000 (although nothing in this Section 19 shall permit any Capital Expenditures in excess of the amounts otherwise permitted by such Section 8.07(ii)) and (ii) no Capital Expenditures may be made pursuant to such Section 8.07(v) except for Capital Expenditures in respect of any Hotel Property set forth on Annex A attached to this Amendment in an aggregate amount for such Hotel Property which at no time exceeds the aggregate Capital Expenditures listed for such Hotel Property on such Annex A for the period from September 8, 2001 through and including August 15, 2002.

          20. Section 8.08 of the Credit Agreement is hereby deleted and the following new Section 8.08 is inserted in lieu thereof:

               "8.08  Minimum Consolidated Interest Coverage Ratio; Minimum
                      -----------------------------------------------------
          Unsecured Interest Coverage Ratio.  (a)  Holdings and the Borrower
          ---------------------------------
          will not permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of the Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:


Fiscal Quarter Ending Closest To                                   Ratio
--------------------------------                                   -----
September 30, 2001                                               2.15:1.00

December 31, 2001                                                1.75:1.00

March 31, 2002                                                   1.60:1.00

June 30, 2002                                                    1.50:1.00

The last day of each fiscal quarter thereafter                   2.15:1.00".

               (b) Holdings and the Borrower will not permit the Unsecured Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of the Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:


           Fiscal Quarter Ending Closest To                                      Ratio
           --------------------------------                                      -----
           September 30, 2001                                                  1.80:1.00
           December 31, 2001                                                   1.55:1.00
           March 31, 2002                                                      1.40:1.00
           June 30, 2002                                                       1.30:1.00
           The last day of each fiscal quarter thereafter                      1.80:1.00".

          21. Section 8.09 of the Credit Agreement is hereby deleted and the following new Section 8.09 is inserted in lieu thereof:

          "8.09 Minimum Consolidated Fixed Charge Coverage Ratio. Holdings and the Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of the Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:

          Fiscal Quarter ending Closest To                  Ratio
          --------------------------------                  -----

          September 30, 2001                              1.40:1.00

          September 30, 2002 and the last day of each
          fiscal quarter thereafter                       1.40:1.00".

          22. Section 8.11 of the Credit Agreement is hereby deleted and the following new Section 8.11 is inserted in lieu thereof:

               "8.11  Maximum Leverage Ratio.  Holdings and the Borrower will
                      ----------------------
          not permit the Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:


          Period                                                                                     Ratio
          ------                                                                                     -----

          Effective Date through and including the day immediately before last day of the
          Borrower's fiscal quarter ending closest to December 31, 2001                             5.50:1.00


          The last day of the Borrower's fiscal quarter ending closest to December 31, 2001 through and including the day immediately before the last day of the Borrower's
          fiscal quarter ending closest to March 31, 2002                                           6.50:1.00



          The last day of the Borrower's fiscal quarter ending closest to March 31, 2002 through and including the day immediately before the last day of the Borrower's
          fiscal quarter ending closest to June 30, 2002                                            7.40:1.00



          The last day of the Borrower's fiscal quarter ending closest to June 30, 2002
          through and including August 15, 2002                                                     7.25:1.00


          Thereafter                                                                                5.50:1.00".


          23. Notwithstanding anything to the contrary contained in Section 8.13(i) of the Credit Agreement or in the last sentence of such Section 8.13(i), on or prior to August 15, 2002, the Borrower may not prepay, redeem or otherwise make any principal payments in respect of the Limited Partner Notes or the QUIPs Debt otherwise permitted thereunder.

          24. The definition of "Applicable Margin" appearing in Section 10.01 of the Credit Agreement is hereby amended as follows:

          (i) the text "greater than or equal to "5.25:1.00" appearing opposite "Level VI" in the table therein is deleted and the following new text is inserted in lieu thereof:

               "greater than or equal to 5.25:1.00 but less than or equal to 5:50";

          (ii) the following new Level VII and VIII are inserted immediately after such Level VI:

          Level VII        greater than 5.50:1.00 but less than or        2.125%       3.125%
                           equal to 6.50:1.00

          Level VIII       greater than 6.50:1.00                         2.625%       3.625%

          and (iii) the text "Level VI" appearing each place in the proviso and further proviso of such definition is deleted and the text "Level VIII" is inserted in each such place in lieu thereof.

          25.  The definition of "Consolidated Net Income" appearing in Section
10.01 of the Credit Agreement is hereby amended by inserting the following new clause at the end thereof:

     "; provided, further, that Consolidated Net Income for any period shall be
        --------  -------
     increased by the amount of any Insurance Proceeds received by the Borrower or any of its Subsidiaries for business interruption or time element losses for such period to the extent that such Insurance Proceeds have not already been included in the computation of such Consolidated Net Income for such period."

          26. The definition of "Net Insurance/Condemnation Proceeds" appearing in Section 10.01 of the Credit Agreement is hereby deleted and the following new definition of "Net Insurance/Condemnation Proceeds" is inserted in lieu thereof:

          "Net Insurance/Condemnation Proceeds" shall mean all Insurance Proceeds on account of any Casualty Event to any Hotel Property or other Real Property owned or leased by Holdings or any of its Subsidiaries or all Condemnation Proceeds in respect of any Taking of any Hotel Property or any such other Real Property, net of (i) the reasonable cost, if any, of recovering such proceeds and of paying out such proceeds, including reasonable attorneys' fees and costs allocable to inspecting the Work and the plans and specifications therefor, (ii) the amount of such Insurance Proceeds or Condemnation Proceeds required to be used to repay any Indebtedness which is secured by the respective property which is the subject of such Casualty Event or Taking, (iii) amounts required to be used under contractual obligations with a manager or ground lessor relating to the respective property which is the subject of such Casualty Event or Taking, (iv) Insurance Proceeds for business interruption or time element losses, (v) the estimated marginal increase in income taxes which will be payable by Holdings or any of its Subsidiaries as a result of such Casualty Event or Taking, and (vi) amounts required to be distributed as a result of the realization of gains from the respective Casualty Event or Taking in order to maintain or preserve Holdings' status as a real estate investment trust (including any such distributions by the Borrower to Holdings and to all other holders of OP Units as otherwise permitted by Section 8.03(iv)(y)).

          27. The definition of "Net Sale Proceeds" appearing in Section 10.01 of the Credit Agreement is hereby amended by deleting clauses (iii) and (iv) thereof and inserting the following new clauses (iii) and (iv) in lieu thereof:

     "(iii) the estimated marginal increase in income taxes which will be payable by Holdings or any of its Subsidiaries as a result of such Asset Sale, and (iv) amounts required to be distributed as a result of the realization of gains from the respective

     Asset Sale in order to maintain or preserve Holdings' status as a real estate investment trust (including any such distributions by the Borrower to Holdings and to all other holders of OP Units as otherwise permitted by
     Section 8.03(iv)(y))."

          28. The definition of "Subsidiary" appearing in Section 10.01 of the Credit Agreement is hereby amended by (i) inserting "(a)" immediately after the words "the term Subsidiary shall not include" appearing in clause (y) of the proviso thereof and (ii) inserting the following new sub-clause (b) at the end of such clause (y):

     "or (b) for purposes of Sections 9.04 and 9.05 only, HMC Grand LLC only so long as (A) the only material asset of such Person is the Hotel located at 75 14th Street, Atlanta, Georgia 30307, and the related Personal Property, and (B) there is no recourse, whether contractual, by operation of law or otherwise, against Holdings or any its other Subsidiaries in respect of the Indebtedness and other liabilities of such Person (other than in respect of Customary Non-Recourse Exclusions)".

          29. In order to induce the Banks to enter into this Amendment, each Credit Party hereto represents and warrants that (a) the representations and warranties contained in Section 6 of the Credit Agreement are and will be as of the Amendment Effective Date (as defined below), true and correct in all material respects, and (b) there exists, and will exist as of the Amendment Effective Date, no Default or Event of Default.

          30. In order to induce the Banks to enter into this Amendment, the Borrower hereby agrees to pay to each Bank which executes and delivers to the Administrative Agent a counterpart of this Amendment on or before 5:00 P.M. (New York time) on December 4, 2001, a non-refundable fee equal to .20% of the sum of
(I) such Bank's Revolving Loan Commitment on the Amendment Effective Date and
(II) the aggregate outstanding principal amount of such Bank's Term Loans on the Amendment Effective Date, with such fee to be earned on the Amendment Effective Date and payable on the Business Day immediately thereafter.

          31. This Amendment shall become effective on the date (the "Amendment Effective Date") when Holdings, the Borrower and the Supermajority Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office.

          32. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any provision of the Credit Agreement or any other Credit Document except as specified above.

          33. Notwithstanding anything to the contrary contained in this Amendment, from and after such time, if any, as the Borrower shall have delivered the financial statements and related officer's certificate pursuant to
Section 7.01(a) or (b) of the Credit Agreement, as applicable, and Section 7.01(d) of the Credit Agreement, with respect to any Test Period ending on or after the last day of the Borrower's fiscal quarter ending closest to December 31, 2001 and demonstrating that the Borrower would have been in compliance with all of the provisions of the Credit Agreement (including, but not limited to, Sections 8.08 through 8.12, inclusive), as such provisions were in effect prior to giving effect to this Amendment, and so long as no Default or Event of Default then exists, the provisions of this Amendment (and the additional restrictions created hereby), other than the provisions contained in Sections 4, 7, 18, 25, 26, 27 and 28 of this Amendment, shall cease to be of any further force or effect and all of the provisions of the Credit Agreement, as same were in effect prior to giving effect to this Amendment, shall continue to be binding on Holdings, the Borrower and their respective Subsidiaries in accordance with the terms thereof, as amended by Sections 4, 7, 18, 25, 26, 27 and 28 of this Amendment.

          34. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

          35. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          36. From and after the Amendment Effective Date, all references in the Credit Agreement and in the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended and/or modified hereby.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

                               HOST MARRIOTT CORPORATION

                               By:_____________________________
                                  Name:
                                  Title:

                               HOST MARRIOTT, L.P.
                               By:  Host Marriott Corporation,
                                    its General Partner

                               By:_____________________________
                                  Name:
                                  Title:

                               BANKERS TRUST COMPANY,
                               Individually and as Administrative Agent

                               By:_____________________________
                                 Name:
                                 Title:

                               CREDIT LYONNAIS NEW YORK BRANCH

                               By:_____________________________
                                 Name:
                                 Title:

                               THE BANK OF NOVA SCOTIA

                               By:_____________________________
                                 Name:
                                 Title:

                               BANK LEUMI USA

                               By:_____________________________
                                 Name:
                                 Title:

                               BANK OF HAWAII

                               By:_____________________________
                                 Name:
                                 Title:

                               FLEET NATIONAL BANK

                               By:_____________________________
                                 Name:
                                 Title:

                               ERSTE BANK DER OESTERREICHISCHEN
                                 SPARKASSEN AG

                               By:_____________________________
                                 Name:
                                 Title:

                               FIRST COMMERCIAL BANK, NEW YORK AGENCY

                               By:_____________________________
                                 Name:
                                 Title:

                               HELLER FINANCIAL, INC.

                               By:_____________________________
                                 Name:
                                 Title:

                               BANK OF AMERICA, N.A.

                               By:_____________________________
                                 Name:
                                 Title:

                               SOCIETE GENERALE, SOUTHWEST AGENCY

                               By:_____________________________
                                 Name:
                                 Title:

                               THE BANK OF NEW YORK

                               By:_____________________________
                                 Name:
                                 Title:

                               CREDIT SUISSE FIRST BOSTON

                               By:_____________________________
                                 Name:
                                 Title:

                               BANK ONE, N.A.

                               By:_____________________________
                                 Name:
                                 Title:

                               THE INTERNATIONAL COMMERCIAL BANK
                                 OF CHINA, NEW YORK AGENCY

                               By:_____________________________
                                 Name:
                                 Title:

                               WELLS FARGO BANK, N.A.

                               By:_____________________________
                                 Name:
                                 Title:

                               KZH CNC LLC

                               By:_____________________________
                                 Name:
                                 Title:

                               WINGED FOOT FUNDING TRUST

                               By:_____________________________
                                 Name:
                                 Title:

                               CHANG HWA COMMERCIAL BANK, LTD.,
                                NEW YORK BRANCH

                               By:_____________________________
                                 Name:
                                 Title:

                               CHINATRUST COMMERCIAL BANK

                               By:_____________________________
                                 Name:
                                 Title:

                               TAIPEI BANK

                               By:_____________________________
                                 Name:
                                 Title:

                               ING PILGRIM CLO 1999-1, LTD.

                               By:_____________________________
                                 Name:
                                 Title:

                               ING SEQUILS PILGRIM-1, LTD.

                               By:_____________________________
                                 Name:
                                 Title:

                               BOS (USA) INC.

                               By:_____________________________
                                 Name:
                                 Title:

                               BANK OF SCOTLAND

                               By:_____________________________
                                 Name:
                                 Title:

                               PILGRIM PRIME RATE TRUST

                               By:_____________________________
                                 Name:
                                 Title:

                           Host Marriott Corporation
              Summary of Expansions and Development Expenditures
                                (in thousands)



                                                                                 Q3, 2002
                                                                                 (through         ------
                                  Q4, 2001       Q1, 2002      Q2, 2002          8/15/02)         Totals
                                  --------       --------      --------          -------          ------
Expansions
  Memphis                              200          1,500         2,500           3,000            7,200
  Orlando                              300            400           100              --              800
                                   -------       --------       -------         -------         --------
Subtotal Expansions                    500          1,900         2,600           3,000            8,000
                                   -------       --------       -------         -------         --------
Development
  Naples Golf Lodge                 14,000         10,000         1,000              --           25,000
  Naples Golf Course                   600            100           500             500            1,700
  Tampa Convention Center               20            200           400              --              620
                                   -------       --------       -------         -------         --------
Subtotal Development                14,620         10,300          1,900           500            27,320
                                   -------       --------       -------         -------         --------
Total Expansions &                  15,120         12,200          4,500         3,500            35,320
 Development                      ========       ========        =======       =======         =========
                                                                                               ---------